Exhibit 99.1

News Release	Williams Partners L.P. (NYSE: WPZ) One Williams Center Tulsa, OK 74172 800-600-3782 www.williams.com

DATE: February 17, 2016

MEDIA CONTACT:	INVESTOR CONTACTS:
Tom Droege 918) 573-4034	John Porter (918) 573-0797	Brett Krieg (918) 573-4614

Williams Partners Reports 2015 Financial Results

•	4Q Adjusted EBITDA of $1.06 Billion, Up 25% vs. 4Q 2014 on $139 Million in Fee-Based Revenue Growth

•	4Q DCF of $718 Million, Cash Coverage Ratio of .99x or 1.39x with Benefit of IDR Waivers

•	Full-Year 2015 Adjusted EBITDA of $4.09 Billion, Up 26% vs. 2014 on $1.38 Billion in Fee-based Revenue Growth

•	Full-Year 2015 DCF of $2.82 Billion, Coverage Ratio of .97x or 1.14x with Benefit of IDR Waivers

•	2015 GAAP Results Include $2.6 Billion of Non-cash Impairment Charges

TULSA, Okla. – Williams Partners L.P. (NYSE: WPZ) today reported fourth quarter 2015 adjusted EBITDA of $1.06 billion, a $215 million, or 25 percent, increase from fourth quarter 2014. The increase was driven by $139 million in fee-based revenue growth, $43 million in higher olefins margins from higher volumes and $42 million in higher marketing margins. Proportional adjusted EBITDA from equity investments increased $37 million. These increases were partially offset by $45 million lower NGL margins.

Williams Summary Financial Information	4Q		Full Year
Amounts in millions, except per-share amounts. Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	2015	2014	2015	2014
(Unaudited)
Adjusted EBITDA (1)	$1,066	$854	$4,104	$3,353
Adjusted income from continuing operations (1)	$6	$10	$405	$515
Adjusted income from continuing operations per share (1)	$0.01	$0.01	$0.54	$0.71
Cash Available for Dividends (1)	$436	$442	$1,811	$1,689
Dividend Coverage Ratio (1)	.91x	1.04x	.99x	1.20x
Net income (loss) (2)	($701)	$193	($557)	$2,114
Net income (loss) per share (2)	($0.94)	$0.26	($0.74)	$2.92

(1)	Schedules reconciling adjusted EBITDA, adjusted income from continuing operations, cash available for dividends and dividend coverage ratio (non-GAAP measures) are available at www.williams.com and as an attachment to this news release.
(2)	Amounts reported for the fourth-quarter and year-to-date 2015 periods reflect pre-tax impairment charges totaling $2.1 billion and $2.6 billion, respectively, associated with certain equity-method investments, goodwill and certain other assets. Amounts for the year-to-date 2014 period reflect a pre-tax remeasurement gain of $2.5 billion related to the acquisition of Access Midstream Partners on July 1, 2014.

For the year, the partnership reported 2015 adjusted EBITDA of $4.09 billion, an $848 million, or 26 percent, increase from 2014. The increase in 2015 adjusted EBITDA was driven by $1.376 billion, or 36 percent, higher fee-based revenues and minimum volume commitments (MVCs) compared with 2014. These higher fee-based revenues and MVCs include an $837 million increase at Access Midstream primarily driven by contributions from the full-year consolidation of Access Midstream for periods following July 1, 2014. The remaining growth was driven by fee-based revenues from Gulfstar One, Transco expansion projects placed in service and higher volumes in the Northeast.

The Geismar olefins plant operated at expected production levels in the second half of 2015 and contributed approximately $168 million of olefins margins for the year. However, 2014 included approximately $311 million in assumed business interruption insurance proceeds related to the 2013 incident at the Geismar plant.

Additionally, the proportional EBITDA from non-consolidated equity investments increased $301 million in 2015 versus 2014, due primarily to full-year contributions from Access Midstream joint ventures and Discovery’s Keathley Canyon Connector project in the Atlantic-Gulf operating area.

Partially offsetting these increases in 2015 adjusted EBITDA were $229 million in lower NGL margins due primarily to NGL prices that remain at a 13-year low. NGL margins for 2015 totaled $160 million. Operating expenses increased $370 million in 2015 due to a $219 million increase at Access Midstream due to the consolidation of Access Midstream for periods following July 1, 2014 and due to expansions at the partnership’s other operating areas. General and administrative expenses decreased $11 million excluding a $78 million increase at Access Midstream due to the consolidation for periods following July 1, 2014.

Williams Partners reported unaudited fourth quarter 2015 net loss attributable to controlling interests of $1.605 billion compared with net income of $382 million in fourth quarter 2014. The unfavorable change was driven primarily by a $1.1 billion non-cash impairment of goodwill and $859 million of non-cash impairments associated with certain equity-method investments.

The impairments were largely the result of significant declines in energy commodity prices as well as market values of Williams Partners’ and comparable midstream companies’ publicly traded equity securities in the fourth quarter. The impaired equity-method investments and certain of the impaired goodwill relate to the acquisition of Access Midstream Partners completed in 2014. The remaining impaired goodwill was associated with 2012 acquisitions.

For the year, Williams Partners reported unaudited net loss attributable to controlling interests of $1.410 billion, compared with net income of $1.188 billion for 2014. The unfavorable change was driven by a $1.1 billion non-cash impairment of goodwill and $1.3 billion of impairments associated with certain equity-method investments, as well as declines in NGL margins and higher operating, depreciation and interest expenses. Higher fee-based revenues and increased olefins margins partially offset these unfavorable changes.

Distributable Cash Flow

Williams Partners reported $718 million in fourth quarter 2015 distributable cash flow (DCF) attributable to partnership operations, compared with $266 million in fourth quarter 2014. For the year, the partnership reported $2.819 billion in DCF, compared with $1.719 billion for 2014. The primary drivers of the growth in DCF for both the quarter and the year were the Access Midstream acquisition and other increases in adjusted EBITDA discussed above, partially offset by higher interest expense. DCF for 2014 reflects Williams Partners’ results prior to the merger with Access Midstream Partners, L.P.

CEO Perspective

Alan Armstrong, chief executive officer of Williams Partners’ general partner, made the following comments:

“Williams Partners recorded another strong quarter, demonstrating excellent operational performance and the resilience of our business to grow despite sharply lower commodity prices. Even with reduced activities in supply areas, the partnership enjoyed continued growth in fee-based revenues primarily from demand-driven projects and expansions brought into service.

“Several Transco expansions, Gulfstar One, as well as the Keathley Canyon Connector and the expanded Geismar plant, delivered significant revenues in the second half of 2015. We expect new cash flow contributions in the first quarter of 2016 from our Leidy Southeast Expansion, the Kodiak tieback and the expansion of our offgas processing and fractionation business in Canada.

“Low natural gas prices continue to spur demand-based growth on Transco and our other interstate pipelines. As a result, our 2016 growth investments are primarily focused on serving the long-term natural gas needs of local distribution companies, electric power generation, LNG and industrial loads.”

Business Segment Performance

Williams Partners	Adjusted EBITDA
Amounts in millions	4Q 2015	4Q 2014	Full-Year 2015	Full-Year 2014
Access Midstream (1)	$351	$325	$1,361	$647
Atlantic-Gulf	390	268	1,528	1,075
NGL & Petchem Services (2)	72	(13)	197	413
Northeast G&P	77	78	356	276
West	175	190	648	831
Other	(1)	1	(1)	(1)

Total	$1,064	$849	$4,089	$3,241

Schedules reconciling adjusted EBITDA to modified EBITDA and net income are attached to this news release.

(1)	The first half of 2014 reflects pre-merger Williams Partners and excludes Access Midstream.
(2)	The first and second quarters of 2014 include $173 million and $138 million, respectively, in assumed business interruption insurance proceeds related to the 2013 incident at the Geismar plant.

Access Midstream Segment

Access Midstream provides gathering, treating, and compression services to producers under long-term, fee-based contracts in Pennsylvania, West Virginia, Ohio, Louisiana, Texas, Arkansas and Oklahoma. Access Midstream also includes a non-operated 50 percent interest in the Delaware Basin gas gathering system in the Mid-Continent region and a 62 percent interest in Utica East Ohio Midstream LLC, a joint project to develop infrastructure for the gathering, processing and fractionation of natural gas and NGLs in the Utica Shale play in Eastern Ohio. Additionally, Access Midstream operates 100 percent of and owns an approximate average 45 percent interest in multiple natural gas gathering systems in the Marcellus Shale region.

Access Midstream reported fourth quarter 2015 adjusted EBITDA of $351 million, compared with $325 million in fourth quarter 2014. The increase was driven by higher fee-based volumes, minimum volume commitments and the increased ownership interest in the Utica East Ohio Midstream joint venture.

For the year, Access Midstream reported adjusted EBITDA of $1.36 billion, compared with $647 million previously reported for full-year 2014. Williams Partners’ results for first and second quarter 2014 are on a pre-merger basis and exclude Access Midstream.

Atlantic-Gulf Segment

Atlantic-Gulf includes the Transco interstate gas pipeline and a 41-percent interest in the Constitution interstate gas pipeline development project, which Williams Partners consolidates. The segment also includes the partnership’s significant natural gas gathering and processing and crude oil production handling and transportation in the Gulf Coast region. These operations include a 51-percent consolidated interest in Gulfstar One, a 50-percent equity-method interest in Gulfstream and a 60-percent equity-method interest in the Discovery pipeline and processing system.

Atlantic-Gulf reported fourth quarter 2015 adjusted EBITDA of $390 million, compared with $268 million for fourth quarter 2014. The increase was due primarily to $88 million in higher fee-based revenues from both Gulfstar One and Transco expansion projects, as well as $35 million higher proportional adjusted EBITDA primarily from Discovery driven by the Keathley Canyon Connector project.

For the year, Atlantic-Gulf reported adjusted EBITDA of $1.528 billion, compared with $1.075 billion for full-year 2014. The increase was due primarily to $385 million in higher fee-based revenues from both Gulfstar One and Transco expansion projects, as well as $106 million higher proportional adjusted EBITDA primarily from Discovery driven by the Keathley Canyon Connector project, partially offset by lower NGL margins.

NGL & Petchem Services Segment

NGL & Petchem Services includes an 88.5 percent interest in an olefins production facility in Geismar, La., along with a refinery grade propylene splitter and pipelines in the Gulf Coast region. This segment also includes midstream operations in Alberta, Canada, including an oil sands offgas processing plant near Fort McMurray, 261 miles of NGL and olefins pipelines and an NGL/olefins fractionation facility at Redwater. This segment also includes the partnership’s energy commodities marketing business, an NGL fractionator and storage facilities near Conway, Kan. and a 50-percent interest in Overland Pass Pipeline.

NGL & Petchem Services reported fourth quarter 2015 adjusted EBITDA of $72 million, compared with a loss of $13 million for fourth quarter 2014. Geismar operated at expected production levels and contributed approximately $53 million of olefins margins for fourth quarter 2015. Marketing margins increased $41 million for the quarter due primarily to the absence of unfavorable inventory valuation adjustments, which occurred in fourth quarter 2014. Partially offsetting these increases were $27 million in lower commodity-related margins at the Canadian operations.

For the year, NGL & Petchem Services reported adjusted EBITDA of $197 million, compared with $413 million for 2014. The Geismar olefins plant operated at expected production levels in the second half of 2015 and contributed approximately $168 million of olefins margins for the year. However, 2014 included approximately $311 million in assumed business interruption insurance proceeds related to the 2013 incident at the Geismar plant. In addition to the absence of the assumed business interruption insurance proceeds, the year-over-year results were also partially offset by $89 million in lower commodity-related margins at the Canadian operations.

Northeast G&P Segment

Northeast G&P includes the partnership’s midstream gathering and processing business in the Marcellus and Utica shale regions, including Susquehanna Supply Hub and Ohio Valley Midstream, as well as its 69-percent equity investment in Laurel Mountain Midstream, and its 58.4-percent equity investment in Caiman Energy II. Caiman Energy II owns a 50 percent interest in Blue Racer Midstream.

Northeast G&P reported fourth quarter 2015 adjusted EBITDA of $77 million, compared with $78 million for fourth quarter 2014. The lack of growth between fourth quarter 2015 and fourth quarter 2014 was primarily due to lower fee-based volumes caused by price-related shut-ins by producers.

For the year, Northeast G&P reported adjusted EBITDA of $356 million, compared with $276 million for full-year 2014. The improved results were due primarily to a $96 million increase in fee-based revenues driven primarily by higher volumes and incremental new service at Ohio Valley Midstream as well as $23 million higher proportional EBITDA from equity method investments. These gains were partially offset by $49 million in higher operating expenses associated with growth and operational repairs in the Northeast.

Williams Partners recently negotiated a new gathering agreement with an existing customer. The new agreement provides for a lower per-unit rate but with expected higher revenue as a result of additional expected production as well as additional acreage dedication and extended term. Williams Partners expects no change in revenue associated with this new agreement in 2016 and higher revenue in 2017 and beyond.

West Segment

West includes the partnership’s Northwest Pipeline interstate gas pipeline system, as well as gathering, processing and treating operations in Wyoming, the Piceance Basin and the Four Corners area.

West reported fourth quarter adjusted EBITDA of $175 million, compared with $190 million for fourth quarter 2014. Lower adjusted EBITDA for the quarter was due primarily to $27 million lower NGL margins from lower NGL prices that remain at 13-year lows.

For the year, West reported adjusted EBITDA of $648 million, compared with $831 million for full-year 2014. Lower adjusted EBITDA for the year-over-year period was due primarily to $150 million lower NGL margins and $24 million higher expenses primarily driven by the addition of the Niobrara operations from the Access Midstream merger. Higher fee-based revenues from the addition of the Niobrara operations were largely offset by decreases in other areas.

Year-End 2015 Materials to Be Posted Shortly; Conference Call Scheduled for Tomorrow

Williams Partners’ fourth quarter and full-year 2015 financial materials will be posted shortly at www.williams.com. The information will include the data book and analyst package.

Williams Partners and Williams will jointly host a conference call and live webcast on Thursday, Feb. 18, at 9:30 a.m. EST. A limited number of phone lines will be available at (800) 524-8850. International callers should dial (416) 204-9702. A link to the webcast, as well as replays of the webcast in both streaming and downloadable podcast formats, will be available for two weeks following the event at www.williams.com.

Form 10-K

The partnership plans to file its 2015 Form 10-K with the Securities and Exchange Commission next week. Once filed, the document will be available on both the SEC and Williams Partners websites.

Definitions of Non-GAAP Measures

This news release may include certain financial measures – adjusted EBITDA, distributable cash flow and cash distribution coverage ratio – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations and may include assumed business interruption insurance related to the Geismar plant. Management believes these measures provide investors meaningful insight into results from ongoing operations.

We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures, cash portion of interest expense, income attributable to noncontrolling interests and cash income taxes, plus WPZ restricted stock unit non-cash compensation expense and certain other adjustments that management believes affects the comparability of results. Adjustments for maintenance capital expenditures and cash portion of interest expense include our proportionate share of these items of our equity-method investments.

We also calculate the ratio of distributable cash flow to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of distributable cash flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income (loss).

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating.

Neither adjusted EBITDA nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams Partners

Williams Partners (NYSE: WPZ) is an industry-leading, large-cap natural gas infrastructure master limited partnership with a strong growth outlook and major positions in key U.S. supply basins and also in Canada. Williams Partners has operations across the natural gas value chain from gathering, processing and interstate transportation of natural gas and natural gas liquids to petchem production of ethylene, propylene and other olefins. Williams Partners owns and operates more than 33,000 miles of pipelines system wide – including the nation’s largest volume and fastest growing pipeline – providing natural gas for clean-power generation, heating and industrial use. Williams Partners’ operations touch approximately 30 percent of U.S. natural gas. Tulsa, Okla.-based Williams (NYSE: WMB), a premier provider of large-scale North American natural gas infrastructure, owns 60 percent of Williams Partners, including all of the 2 percent general-partner interest. www.williams.com

Forward-Looking Statements

The reports, filings, and other public announcements of Williams Partners L.P. (WPZ) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this document that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	The status, expected timing and expected outcome of the proposed ETC Merger;

•	Events which may occur subsequent to the proposed ETC Merger including events which directly impact our business;

•	Expected levels of cash distributions with respect to general partner interests, incentive distribution rights and limited partner interests;

•	Our and our affiliates’ future credit ratings;

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas, natural gas liquids, and olefins prices, supply, and demand; and

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this document. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	The timing and likelihood of completion of the proposed ETC Merger, including the satisfaction of conditions to the completion of the proposed ETC Merger;

•	Energy Transfer’s plans for us, as well as the other master limited partnerships it currently controls, following the completion of the proposed ETC Merger;

•	Disruption from the proposed ETC Merger making it more difficult to maintain business and operational relationships;

•

Whether we have sufficient cash from operations to enable us to pay current and expected levels of cash distributions, if any, following the establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	Availability of supplies, market demand and volatility of prices;

•

Inflation, interest rates, fluctuation in foreign exchange rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

•	Whether we are able to successfully identify, evaluate and execute investment opportunities;

•	Our ability to acquire new businesses and assets and successfully integrate those operations and assets into our existing businesses as well as successfully expand our facilities;

•	Development of alternative energy sources;

•	The impact of operational and developmental hazards and unforeseen interruptions;

•	Costs of, changes in, or the results of laws, government regulations (including safety and environmental regulations), environmental liabilities, litigation, and rate proceedings;

•	Williams’ costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	Our allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by our affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•

Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally-recognized credit rating agencies and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions;

•	Acts of terrorism, including cybersecurity threats and related disruptions; and

•	Additional risks described in our filings with the Securities and Exchange Commission (the “SEC”).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this document. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Limited partner units are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. You should carefully consider the risk factors referred to below in addition to the other information in this document. If any of the risks to which we are subject were actually to occur, our business, results of operations and financial condition could be materially adversely affected. In that case, we might not be able to pay distributions on our common units, the trading price of our common units could decline, and unitholders could lose all or part of their investment.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K filed with the SEC on February 25, 2015 and in Part II, Item 1A. Risk Factors in our Quarterly Reports on Form 10-Q available from our office or from our website at www.williams.com.

# # #

Williams Partners L.P.

Reconciliation of Non-GAAP Measures

(UNAUDITED)

	2014					2015
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Williams Partners L.P.
Reconciliation of GAAP “Net Income (Loss)” to Non-GAAP “Modified EBITDA”, “Adjusted EBITDA”, and “Distributable cash flow”
Net income (loss)	$352	$223	$247	$462	$1,284	$112	$332	$(167)	$(1,596)	$(1,319)
Provision (benefit) for income taxes	8	5	10	6	29	3	—	1	(3)	1
Interest expense	106	126	154	176	562	192	203	205	211	811
Equity (earnings) losses	(23)	(32)	(85)	(88)	(228)	(51)	(93)	(92)	(99)	(335)
Impairment of equity-method investments	—	—	—	—	—	—	—	461	859	1,320
Other investing (income) loss	—	(1)	—	(1)	(2)	(1)	—	—	(1)	(2)
Proportional Modified EBITDA of equity-method investments	54	62	150	165	431	136	183	185	195	699
Impairment of goodwill	—	—	—	—	—	—	—	—	1,098	1,098
Depreciation and amortization expenses	208	207	364	372	1,151	419	419	423	441	1,702
Accretion for asset retirement obligations associated with nonregulated operations	3	6	3	5	17	7	9	5	7	28

Modified EBITDA	708	596	843	1,097	3,244	817	1,053	1,021	1,112	4,003

Adjustments
Estimated minimum volume commitments	—	—	47	(114)	(67)	55	55	65	(175)	—
Acquisition-related expenses	—	2	13	1	16	—	—	—	—	—
Merger and transition related expenses	—	—	11	30	41	32	14	2	2	50
Share of impairment at equity-method investments	—	—	—	—	—	8	1	17	7	33
Geismar Incident adjustment for insurance and timing	54	96	—	(71)	79	—	(126)	—	—	(126)
Loss related to Geismar Incident	—	—	5	5	10	1	1	—	—	2
Impairment of certain assets	—	17	—	35	52	3	24	2	116	145
Contingency loss (gain), net of legal costs	—	—	—	(143)	(143)	—	—	—	—	—
Net gain related to partial acreage dedication release	—	—	(12)	—	(12)	—	—	—	—	—
Loss related to compressor station fire	6	—	—	—	6	—	—	—	—	—
Loss (recovery) related to Opal incident	—	6	—	2	8	1	—	(8)	1	(6)
Loss on sale of equipment	—	—	—	7	7	—	—	—	—	—
Gain on extinguishment of debt	—	—	—	—	—	—	(14)	—	—	(14)
Expenses associated with strategic alternatives	—	—	—	—	—	—	—	1	1	2

Total EBITDA adjustments	60	121	64	(248)	(3)	100	(45)	79	(48)	86

Adjusted EBITDA	$768	$717	$907	$849	$3,241	917	1,008	1,100	1,064	4,089

Maintenance capital expenditures (1)						(54)	(80)	(114)	(114)	(362)
Interest expense (cash portion) (2)						(204)	(207)	(219)	(214)	(844)
Cash taxes						(1)	—	—	—	(1)
Income attributable to noncontrolling interests (3)						(23)	(32)	(27)	(29)	(111)
WPZ restricted stock unit non-cash compensation						7	6	7	7	27
Plymouth incident adjustment						4	6	7	4	21

Distributable cash flow attributable to Partnership Operations						646	701	754	718	2,819

Total cash distributed (4)						$725	$723	$723	$725	$2,896

Coverage ratios:
Distributable cash flow attributable to partnership operations divided by Total cash distributed						0.89	0.97	1.04	0.99	0.97

Net income divided by Total cash distributed						0.15	0.46	(0.23)	(2.20)	(0.46)

Notes:	(1)	Includes proportionate share of maintenance capital expenditures of equity investments.

	(2)	Includes proportionate share of interest expense of equity investments.

	(3)	Income attributable to noncontrolling interests for the fourth quarter 2015 excludes allocable share of impairment of goodwill.

	(4)	Cash distributions for the third quarter, fourth quarter, and year-to-date periods have been increased by $209 million, $209 million, and $418 million, respectively, in order to exclude the impact of the IDR waiver associated with the WPZ merger termination fee from the determination of coverage ratios.

Williams Partners L.P.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Modified EBITDA:
Access Midstream	$—	$(2)	$254	$390	$642	$228	$273	$268	$510	$1,279
Northeast G&P	48	59	80	208	395	90	70	84	70	314
Atlantic-Gulf	266	270	271	258	1,065	335	389	414	385	1,523
West	212	199	224	188	823	161	150	169	77	557
NGL & Petchem Services	182	72	17	53	324	6	158	85	72	321
Other	—	(2)	(3)	—	(5)	(3)	13	1	(2)	9

Total Modified EBITDA	$708	$596	$843	$1,097	$3,244	$817	$1,053	$1,021	$1,112	$4,003

Adjustments:
Access Midstream
ACMP Acquisition-related expenses	$—	$2	$13	$1	$16	$—	$—	$—	$—	$—
ACMP Merger and transition costs	—	—	8	29	37	30	14	2	2	48
Loss on sale of equipment	—	—	—	7	7	—	—	—	—	—
Impairment of certain assets	—	—	—	12	12	1	3	—	10	14
Estimated minimum volume commitments	—	—	47	(114)	(67)	55	55	65	(175)	—
Share of impairment at equity-method investments	—	—	—	—	—	—	—	16	4	20

Total Access Midstream adjustments	—	2	68	(65)	5	86	72	83	(159)	82
Northeast G&P
Share of impairment at equity-method investment	—	—	—	—	—	8	1	1	3	13
Contingency gain, net of legal costs	—	—	—	(143)	(143)	—	—	—	—	—
Loss related to compressor station fire	6	—	—	—	6	—	—	—	—	—
Net gain related to partial acreage dedication release	—	—	(12)	—	(12)	—	—	—	—	—
Impairment of certain assets	—	17	—	13	30	2	21	2	4	29

Total Northeast G&P adjustments	6	17	(12)	(130)	(119)	10	22	3	7	42
Atlantic-Gulf
Impairment of certain assets	—	—	—	10	10	—	—	—	5	5

Total Atlantic-Gulf adjustments	—	—	—	10	10	—	—	—	5	5
West
Impairment of certain assets	—	—	—	—	—	—	—	—	97	97
Loss (recovery) related to Opal incident	—	6	—	2	8	1	—	(8)	1	(6)

Total West adjustments	—	6	—	2	8	1	—	(8)	98	91
NGL & Petchem Services
Loss related to Geismar Incident	—	—	5	5	10	1	1	—	—	2
Geismar Incident adjustment for insurance and timing	54	96	—	(71)	79	—	(126)	—	—	(126)

Total NGL & Petchem Services adjustments	54	96	5	(66)	89	1	(125)	—	—	(124)
Other
ACMP Merger-related expenses	—	—	3	1	4	2	—	—	—	2
Expenses associated with strategic alternatives	—	—	—	—	—	—	—	1	1	2
Gain on extinguishment of debt	—	—	—	—	—	—	(14)	—	—	(14)

Total Other adjustments	—	—	3	1	4	2	(14)	1	1	(10)

Total Adjustments	$60	$121	$64	$(248)	$(3)	$100	$(45)	$79	$(48)	$86

Adjusted EBITDA:
Access Midstream	$—	$—	$322	$325	$647	$314	$345	$351	$351	$1,361
Northeast G&P	54	76	68	78	276	100	92	87	77	356
Atlantic-Gulf	266	270	271	268	1,075	335	389	414	390	1,528
West	212	205	224	190	831	162	150	161	175	648
NGL & Petchem Services	236	168	22	(13)	413	7	33	85	72	197
Other	—	(2)	—	1	(1)	(1)	(1)	2	(1)	(1)

Total Adjusted EBITDA	$768	$717	$907	$849	$3,241	$917	$1,008	$1,100	$1,064	$4,089

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

December 31, 2015

Williams Partners L.P.

Reconciliation of Non-GAAP Measures

(UNAUDITED)

	2014					2015
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Williams Partners L.P.
Reconciliation of GAAP “Net Income (Loss)” to Non-GAAP “Modified EBITDA”, “Adjusted EBITDA”, and “Distributable cash flow”
Net income (loss)	$352	$223	$247	$462	$1,284	$112	$332	$(167)	$(1,596)	$(1,319)
Provision (benefit) for income taxes	8	5	10	6	29	3	—	1	(3)	1
Interest expense	106	126	154	176	562	192	203	205	211	811
Equity (earnings) losses	(23)	(32)	(85)	(88)	(228)	(51)	(93)	(92)	(99)	(335)
Impairment of equity-method investments	—	—	—	—	—	—	—	461	859	1,320
Other investing (income) loss	—	(1)	—	(1)	(2)	(1)	—	—	(1)	(2)
Proportional Modified EBITDA of equity-method investments	54	62	150	165	431	136	183	185	195	699
Impairment of goodwill	—	—	—	—	—	—	—	—	1,098	1,098
Depreciation and amortization expenses	208	207	364	372	1,151	419	419	423	441	1,702
Accretion for asset retirement obligations associated with nonregulated operations	3	6	3	5	17	7	9	5	7	28

Modified EBITDA	708	596	843	1,097	3,244	817	1,053	1,021	1,112	4,003

Adjustments
Estimated minimum volume commitments	—	—	47	(114)	(67)	55	55	65	(175)	—
Acquisition-related expenses	—	2	13	1	16	—	—	—	—	—
Merger and transition related expenses	—	—	11	30	41	32	14	2	2	50
Share of impairment at equity-method investments	—	—	—	—	—	8	1	17	7	33
Geismar Incident adjustment for insurance and timing	54	96	—	(71)	79	—	(126)	—	—	(126)
Loss related to Geismar Incident	—	—	5	5	10	1	1	—	—	2
Impairment of certain assets	—	17	—	35	52	3	24	2	116	145
Contingency loss (gain), net of legal costs	—	—	—	(143)	(143)	—	—	—	—	—
Net gain related to partial acreage dedication release	—	—	(12)	—	(12)	—	—	—	—	—
Loss related to compressor station fire	6	—	—	—	6	—	—	—	—	—
Loss (recovery) related to Opal incident	—	6	—	2	8	1	—	(8)	1	(6)
Loss on sale of equipment	—	—	—	7	7	—	—	—	—	—
Gain on extinguishment of debt	—	—	—	—	—	—	(14)	—	—	(14)
Expenses associated with strategic alternatives	—	—	—	—	—	—	—	1	1	2

Total EBITDA adjustments	60	121	64	(248)	(3)	100	(45)	79	(48)	86

Adjusted EBITDA	$768	$717	$907	$849	$3,241	917	1,008	1,100	1,064	4,089

Maintenance capital expenditures (1)						(54)	(80)	(114)	(114)	(362)
Interest expense (cash portion) (2)						(204)	(207)	(219)	(214)	(844)
Cash taxes						(1)	—	—	—	(1)
Income attributable to noncontrolling interests (3)						(23)	(32)	(27)	(29)	(111)
WPZ restricted stock unit non-cash compensation						7	6	7	7	27
Plymouth incident adjustment						4	6	7	4	21

Distributable cash flow attributable to Partnership Operations						646	701	754	718	2,819

Total cash distributed (4)						$725	$723	$723	$725	$2,896

Coverage ratios:
Distributable cash flow attributable to partnership operations divided by Total cash distributed						0.89	0.97	1.04	0.99	0.97

Net income divided by Total cash distributed						0.15	0.46	(0.23)	(2.20)	(0.46)

Notes:	(1)	Includes proportionate share of maintenance capital expenditures of equity investments.

	(2)	Includes proportionate share of interest expense of equity investments.

	(3)	Income attributable to noncontrolling interests for the fourth quarter 2015 excludes allocable share of impairment of goodwill.

	(4)	Cash distributions for the third quarter, fourth quarter, and year-to-date periods have been increased by $209 million, $209 million, and $418 million, respectively, in order to exclude the impact of the IDR waiver associated with the WPZ merger termination fee from the determination of coverage ratios.

Williams Partners L.P.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Modified EBITDA:
Access Midstream	$—	$(2)	$254	$390	$642	$228	$273	$268	$510	$1,279
Northeast G&P	48	59	80	208	395	90	70	84	70	314
Atlantic-Gulf	266	270	271	258	1,065	335	389	414	385	1,523
West	212	199	224	188	823	161	150	169	77	557
NGL & Petchem Services	182	72	17	53	324	6	158	85	72	321
Other	—	(2)	(3)	—	(5)	(3)	13	1	(2)	9

Total Modified EBITDA	$708	$596	$843	$1,097	$3,244	$817	$1,053	$1,021	$1,112	$4,003

Adjustments:
Access Midstream
ACMP Acquisition-related expenses	$—	$2	$13	$1	$16	$—	$—	$—	$—	$—
ACMP Merger and transition costs	—	—	8	29	37	30	14	2	2	48
Loss on sale of equipment	—	—	—	7	7	—	—	—	—	—
Impairment of certain assets	—	—	—	12	12	1	3	—	10	14
Estimated minimum volume commitments	—	—	47	(114)	(67)	55	55	65	(175)	—
Share of impairment at equity-method investments	—	—	—	—	—	—	—	16	4	20

Total Access Midstream adjustments	—	2	68	(65)	5	86	72	83	(159)	82
Northeast G&P
Share of impairment at equity-method investment	—	—	—	—	—	8	1	1	3	13
Contingency gain, net of legal costs	—	—	—	(143)	(143)	—	—	—	—	—
Loss related to compressor station fire	6	—	—	—	6	—	—	—	—	—
Net gain related to partial acreage dedication release	—	—	(12)	—	(12)	—	—	—	—	—
Impairment of certain assets	—	17	—	13	30	2	21	2	4	29

Total Northeast G&P adjustments	6	17	(12)	(130)	(119)	10	22	3	7	42
Atlantic-Gulf
Impairment of certain assets	—	—	—	10	10	—	—	—	5	5

Total Atlantic-Gulf adjustments	—	—	—	10	10	—	—	—	5	5
West
Impairment of certain assets	—	—	—	—	—	—	—	—	97	97
Loss (recovery) related to Opal incident	—	6	—	2	8	1	—	(8)	1	(6)

Total West adjustments	—	6	—	2	8	1	—	(8)	98	91
NGL & Petchem Services
Loss related to Geismar Incident	—	—	5	5	10	1	1	—	—	2
Geismar Incident adjustment for insurance and timing	54	96	—	(71)	79	—	(126)	—	—	(126)

Total NGL & Petchem Services adjustments	54	96	5	(66)	89	1	(125)	—	—	(124)
Other
ACMP Merger-related expenses	—	—	3	1	4	2	—	—	—	2
Expenses associated with strategic alternatives	—	—	—	—	—	—	—	1	1	2
Gain on extinguishment of debt	—	—	—	—	—	—	(14)	—	—	(14)

Total Other adjustments	—	—	3	1	4	2	(14)	1	1	(10)

Total Adjustments	$60	$121	$64	$(248)	$(3)	$100	$(45)	$79	$(48)	$86

Adjusted EBITDA:
Access Midstream	$—	$—	$322	$325	$647	$314	$345	$351	$351	$1,361
Northeast G&P	54	76	68	78	276	100	92	87	77	356
Atlantic-Gulf	266	270	271	268	1,075	335	389	414	390	1,528
West	212	205	224	190	831	162	150	161	175	648
NGL & Petchem Services	236	168	22	(13)	413	7	33	85	72	197
Other	—	(2)	—	1	(1)	(1)	(1)	2	(1)	(1)

Total Adjusted EBITDA	$768	$717	$907	$849	$3,241	$917	$1,008	$1,100	$1,064	$4,089

Williams Partners L.P.

Consolidated Statement of Income (Loss)

(UNAUDITED)

	2014					2015
(Dollars in millions, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Revenues:
Service revenues	$763	$763	$1,066	$1,296	$3,888	$1,192	$1,231	$1,232	$1,480	$5,135
Product sales	930	853	942	796	3,521	519	599	560	518	2,196

Total revenues	1,693	1,616	2,008	2,092	7,409	1,711	1,830	1,792	1,998	7,331
Costs and expenses:
Product costs	769	724	807	716	3,016	463	494	426	384	1,767
Operating and maintenance expenses	248	251	354	424	1,277	380	431	394	432	1,637
Depreciation and amortization expenses	208	207	364	372	1,151	419	419	423	441	1,702
Selling, general, and administrative expenses	130	134	168	201	633	193	164	156	171	684
Impairment of goodwill	—	—	—	—	—	—	—	—	1,098	1,098
Net insurance recoveries—Geismar Incident	(119)	(42)	—	(71)	(232)	—	(126)	—	—	(126)
Other (income) expense—net	17	27	3	(92)	(45)	17	38	7	124	186

Total costs and expenses	1,253	1,301	1,696	1,550	5,800	1,472	1,420	1,406	2,650	6,948

Operating income (loss)	440	315	312	542	1,609	239	410	386	(652)	383

Equity earnings (losses)	23	32	85	88	228	51	93	92	99	335
Impairment of equity-method investments	—	—	—	—	—	—	—	(461)	(859)	(1,320)
Other investing income (loss)—net	—	1	—	1	2	1	—	—	1	2
Interest incurred	(131)	(151)	(200)	(201)	(683)	(209)	(215)	(216)	(224)	(864)
Interest capitalized	25	25	46	25	121	17	12	11	13	53
Other income (expense)—net	3	6	14	13	36	16	32	22	23	93

Income (loss) before income taxes	360	228	257	468	1,313	115	332	(166)	(1,599)	(1,318)
Provision (benefit) for income taxes	8	5	10	6	29	3	—	1	(3)	1

Net income (loss)	352	223	247	462	1,284	112	332	(167)	(1,596)	(1,319)
Less: Net income attributable to noncontrolling interests	—	2	14	80	96	23	32	27	9	91

Net income (loss) attributable to controlling interests	$352	$221	$233	$382	$1,188	$89	$300	$(194)	$(1,605)	$(1,410)

Allocation of net income (loss) for calculation of earnings per common unit:
Net income (loss) attributable to controlling interests	$352	$221	$233	$382	$1,188	$89	$300	$(194)	$(1,605)	$(1,410)
Allocation of net income (loss) to general partner	180	156	187	233	756	195	216	1	(27)	385
Allocation of net income (loss) to Class B units (1)	—	—	—	—	—	(2)	1	(5)	(38)	(45)
Allocation of net income (loss) to Class D units	14	18	17	24	73	68	—	—	—	68

Allocation of net income (loss) to common units (1)	$158	$47	$29	$125	$359	$(172)	$83	$(190)	$(1,540)	$(1,818)

Diluted earnings (loss) per common unit:
Net income (loss) per common unit (1)	$.44	$.13	$.08	$.35	$.99	$(.34)	$.14	$(0.32)	$(2.62)	$(3.20)
Weighted average number of common units outstanding (thousands)	361,620	361,620	362,064	362,556	361,968	507,001	$587,088	$586,722	$587,581	$567,275
Cash distributions per common unit	$.9045	$.9165	$.9285	$.8500	$3.5995	$.8500	$.8500	$.8500	$.8500	$3.4000

(1)	The sum for the quarters may not equal the total for the year due to timing of unit issuances.

Williams Partners L.P.

Access Midstream

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$—	$—	$292	$473	$765	$296	$311	$306	$553	$1,466
Other fee revenues	—	—	—	—	—	6	28	17	18	69

	—	—	292	473	765	302	339	323	571	1,535
Intrasegment eliminations	—	—	—	—	—	(3)	(3)	(3)	(3)	(12)

Total revenues	—	—	292	473	765	299	336	320	568	1,523
Segment costs and expenses:
Other segment costs and expenses (1)	—	2	122	177	301	154	158	129	153	594
Intrasegment eliminations	—	—	—	—	—	(3)	(3)	(3)	(3)	(12)

Total segment costs and expenses	—	2	122	177	301	151	155	126	150	582
Proportional Modified EBITDA of equity-method investments	—	—	84	94	178	80	92	74	92	338

Modified EBITDA	—	(2)	254	390	642	228	273	268	510	1,279
Adjustments	—	2	68	(65)	5	86	72	83	(159)	82

Adjusted EBITDA	$—	$—	$322	$325	$647	$314	$345	$351	$351	$1,361

Distributions received	$31	$33	$78	$83	$225	$—	$—	$—	$—	$—

Operating statistics

Throughput, bcf per day (2)
Barnett shale			.876	.853	.865	.812	.804	.788	.743	.786
Eagle Ford shale			.348	.376	.362	.388	.377	.418	.406	.397
Haynesville shale			.714	.802	.758	.971	1.085	1.000	.914	.992
Marcellus shale			1.193	1.272	1.233	1.232	1.274	1.239	1.229	1.243
Utica shale			.633	.733	.683	.778	.919	.696	.970	.841
Mid-Continent			.554	.537	.545	.505	.536	.519	.469	.507

Total throughput			4.318	4.573	4.446	4.686	4.995	4.660	4.731	4.766

(1)	Includes operating expenses, general and administrative expenses, and other income or expenses, such as certain noncash impairments and other items.

(2)	Throughput in all regions represents the net throughput allocated to the Partnership’s interest.

Williams Partners L.P.

Northeast G&P

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Revenues:
Service revenues:
Nonregulated gathering and processing fee-based revenue	$93	$95	$103	$117	$408	$131	$119	$120	$114	$484
Other fee revenues	6	12	11	15	44	11	21	19	13	64
Product sales:
NGL sales from gas processing	2	2	2	3	9	2	3	3	3	11
Marketing sales	58	35	66	62	221	36	32	24	24	116
Other sales	—	—	—	—	—	—	—	—	—	—

	159	144	182	197	682	180	175	166	154	675
Intrasegment eliminations	—	—	—	(1)	(1)	—	—	—	—	—

Total revenues	159	144	182	196	681	180	175	166	154	675
Segment costs and expenses:
NGL cost of goods sold	1	—	—	(1)	—	1	1	—	2	4
Marketing cost of goods sold	57	37	65	62	221	36	32	25	24	117
Other segment costs and expenses (1)	62	67	48	(59)	118	60	87	78	77	302
Intrasegment eliminations	—	—	—	(1)	(1)	—	—	—	—	—

Total segment costs and expenses	120	104	113	1	338	97	120	103	103	423

Proportional Modified EBITDA of equity-method investments	9	19	11	13	52	7	15	21	19	62

Modified EBITDA	48	59	80	208	395	90	70	84	70	314
Adjustments	6	17	(12)	(130)	(119)	10	22	3	7	42

Adjusted EBITDA	$54	$76	$68	$78	$276	$100	$92	$87	$77	$356

Operating statistics

Gathering and Processing (2)
Gathering volumes (Tbtu)	179	189	193	227	788	236	206	210	211	863
Plant inlet natural gas volumes (Tbtu)	29	27	30	32	118	34	42	43	31	150
Ethane equity sales (million gallons)	—	—	—	3	3	4	11	16	23	54
Non-ethane equity sales (million gallons)	2	1	3	2	8	2	3	4	4	13

NGL equity sales (million gallons)	2	1	3	5	11	6	14	20	27	67
Ethane production (million gallons)	1	1	1	30	33	4	43	52	50	149
Non-ethane production (million gallons)	38	37	42	40	157	45	56	61	41	203

NGL production (million gallons)	39	38	43	70	190	49	99	113	91	352

Laurel Mountain Midstream LLC (equity investment)—100%
Gathering volumes (Tbtu)	34	36	38	40	148	40	40	51	53	184

(1)	Includes operating expenses, general and administrative expenses, and other income or expenses, such as certain noncash impairments and other items.

(2)	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Williams Partners L.P.

Atlantic-Gulf

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$35	$41	$40	$58	$174	$95	$106	$102	$94	$397
Regulated transportation revenue	288	274	277	291	1,130	308	312	328	337	1,285
Other fee revenues	30	28	28	26	112	29	29	29	32	119
Product sales:
NGL sales from gas processing	20	25	19	14	78	11	7	11	10	39
Marketing sales	171	162	171	139	643	87	80	63	64	294
Other sales	1	1	2	(1)	3	—	1	—	—	1
Tracked revenues	53	40	52	62	207	49	56	63	42	210

	598	571	589	589	2,347	579	591	596	579	2,345
Intrasegment eliminations	2	2	1	2	7	—	—	(1)	—	(1)

Total revenues	600	573	590	591	2,354	579	591	595	579	2,344

Segment costs and expenses:
NGL cost of goods sold	6	5	5	5	21	4	2	3	3	12
Marketing cost of goods sold	171	162	171	140	644	87	80	63	63	293
Other segment costs and expenses (1)	137	128	133	164	562	142	131	131	160	564
Tracked costs	53	40	52	62	207	49	56	63	42	210
Intrasegment eliminations	2	2	1	1	6	—	—	(1)	—	(1)

Total segment costs and expenses	369	337	362	372	1,440	282	269	259	268	1,078

Proportional Modified EBITDA of equity-method investments	35	34	43	39	151	38	67	78	74	257

Modifed EBITDA	266	270	271	258	1,065	335	389	414	385	1,523
Adjustments	—	—	—	10	10	—	—	—	5	5

Adjusted EBITDA	$266	$270	$271	$268	$1,075	$335	$389	$414	$390	$1,528

Operating statistics

Gathering and Processing (2)
Gathering volumes (Tbtu)	28	31	30	27	116	34	38	37	34	143
Plant inlet natural gas volumes (Tbtu)	60	72	73	73	278	72	64	72	71	279

Ethane equity sales (million gallons)	2	6	8	2	18	11	2	7	10	30
Non-ethane equity sales (million gallons)	12	18	13	13	56	15	12	17	16	60

NGL equity sales (million gallons)	14	24	21	15	74	26	14	24	26	90

Ethane margin ($/gallon)	$.46	$.23	$.14	$(.03)	$.18	$.04	$(.07)	$.04	$.02	$.03
Non-ethane margin ($/gallon)	$1.10	$1.04	$1.00	$.69	$.96	$.43	$.49	$.42	$.42	$.43
NGL margin ($/gallon)	$1.02	$.82	$.68	$.59	$.77	$.26	$.41	$.32	$.26	$.30

Ethane production (million gallons)	45	57	60	59	221	38	33	36	46	153
Non-ethane production (million gallons)	71	87	92	93	343	94	87	93	86	360

NGL production (million gallons)	116	144	152	152	564	132	120	129	132	513

Discovery Producer Services LLC (equity investment)—100%
Gathering volumes (Tbtu)	21	26	32	33	112	35	61	63	59	218
NGL equity sales (million gallons)	10	10	18	15	53	17	22	21	20	80
NGL production (million gallons)	47	54	65	61	227	62	79	81	72	294

Transcontinental Gas Pipe Line
Throughput (Tbtu)	949.2	796.8	821.3	887.3	3,454.6	1,005.1	784.9	803.6	779.3	3,372.9
Avg. daily transportation volumes (Tbtu)	10.5	8.8	8.9	9.6	9.5	11.2	8.6	8.7	8.5	9.2
Avg. daily firm reserved capacity (Tbtu)	9.6	9.4	9.5	9.9	9.6	10.5	11.0	11.5	11.8	11.2

(1)	Includes operating expenses, general and administrative expenses, and other income or expenses, such as certain noncash impairments and other items.

(2)	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Williams Partners L.P.

West

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Revenues:
Service revenues:
Nonregulated gathering & processing fee-based revenue	$132	$141	$144	$143	$560	$138	$138	$138	$147	$561
Regulated transportation revenue	116	112	113	117	458	116	113	115	118	462
Other fee revenues	8	8	8	8	32	8	7	10	7	32
Product sales:
NGL sales from gas processing	103	95	116	88	402	48	49	43	47	187
Marketing sales	30	28	29	20	107	10	15	15	13	53
Other sales	12	9	10	6	37	6	4	4	3	17
Tracked revenues	—	1	—	—	1	—	—	—	—	—

	401	394	420	382	1,597	326	326	325	335	1,312
Intrasegment eliminations	—	(1)	—	—	(1)	—	—	—	—	—

Total revenues	401	393	420	382	1,596	326	326	325	335	1,312

Segment costs and expenses:
NGL cost of goods sold	38	35	41	33	147	23	20	20	19	82
Marketing cost of goods sold	30	27	29	19	105	10	15	15	13	53
Other cost of goods sold	4	6	4	4	18	3	2	3	2	10
Other segment costs and expenses (1)	117	126	122	138	503	129	139	118	224	610
Tracked costs	—	1	—	—	1	—	—	—	—	—
Intrasegment eliminations	—	(1)	—	—	(1)	—	—	—	—	—

Total segment costs and expenses	189	194	196	194	773	165	176	156	258	755

Proportional Modified EBITDA of equity-method investments	—	—	—	—	—	—	—	—	—	—

Modifed EBITDA	212	199	224	188	823	161	150	169	77	557
Adjustments	—	6	—	2	8	1	—	(8)	98	91

Adjusted EBITDA	$212	$205	$224	$190	$831	$162	$150	$161	$175	$648

Operating statistics

Gathering and Processing
Gathering volumes (Tbtu)	229	230	245	242	946	232	231	233	229	925
Plant inlet natural gas volumes (Tbtu)	250	246	266	260	1,022	257	259	252	255	1,023

Ethane equity sales (million gallons)	4	5	7	4	20	2	4	4	2	12
Non-ethane equity sales (million gallons)	69	71	90	80	310	74	76	75	78	303

NGL equity sales (million gallons)	73	76	97	84	330	76	80	79	80	315

Ethane margin ($/gallon)	.12	.22	.21	.17	.19	.39	.14	.28	.40	.27
Non-ethane margin ($/gallon)	.94	.84	.81	.66	.81	.34	.37	.29	.35	.34
NGL margin ($/gallon)	.89	.80	.77	.64	.77	.34	.35	.29	.35	.33

Ethane production (million gallons)	60	86	64	40	250	33	40	37	30	140
Non-ethane production (million gallons)	233	232	255	245	965	239	248	255	253	995

NGL production (million gallons)	293	318	319	285	1,215	272	288	292	283	1,135

Northwest Pipeline LLC
Throughput (Tbtu)	192.4	141.3	156.7	196.6	687.0	202.7	183.0	177.9	199.2	762.8
Avg. daily transportation volumes (Tbtu)	2.1	1.6	1.7	2.1	1.9	2.3	2.0	1.9	2.2	2.1
Avg. daily firm reserved capacity (Tbtu)	3.0	3.0	3.0	3.0	3.0	3.0	3.0	3.0	3.0	3.0

(1)	Includes operating expenses, general and administrative expenses, and other income or expenses, such as certain noncash impairments and other items.

Williams Partners L.P.

NGL & Petchem Services

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Revenues:
Service revenue:
Nonregulated gathering & processing fee-based revenue	$7	$7	$7	$7	$28	$7	$10	$11	$11	$39
Other fee-based revenues	33	33	33	35	134	41	42	47	46	176
Product sales:
NGL sales from gas processing	54	32	31	41	158	28	18	19	20	85
Olefin sales	79	96	73	93	341	71	162	174	148	555
Marketing sales	698	680	748	589	2,715	378	372	337	341	1,428
Other sales	11	11	8	5	35	4	4	1	4	13

	882	859	900	770	3,411	529	608	589	570	2,296
Intrasegment eliminations	(77)	(76)	(72)	(74)	(299)	(54)	(61)	(60)	(61)	(236)

Total revenues	805	783	828	696	3,112	475	547	529	509	2,060

Segment costs and expenses:
NGL cost of goods sold	28	20	19	23	90	19	16	14	15	64
Olefins cost of goods sold	51	69	46	65	231	62	101	89	77	329
Marketing cost of goods sold	684	681	752	629	2,746	381	376	340	340	1,437
Other cost of goods sold	12	10	8	7	37	6	4	2	5	17
Net insurance recoveries—Geismar Incident	(119)	(42)	—	(71)	(232)	—	(126)	—	—	(126)
Other segment costs and expenses (1)	54	58	70	83	265	66	88	71	71	296
Intrasegment eliminations	(77)	(76)	(72)	(74)	(299)	(54)	(61)	(60)	(61)	(236)

Total segment costs and expenses	633	720	823	662	2,838	480	398	456	447	1,781

Proportional Modified EBITDA of equity-method investments	10	9	12	19	50	11	9	12	10	42

Modified EBITDA	182	72	17	53	324	6	158	85	72	321
Adjustments	54	96	5	(66)	89	1	(125)	—	—	(124)

Adjusted EBITDA	$236	$168	$22	$(13)	$413	$7	$33	$85	$72	$197

Operating statistics

Ethane equity sales (million gallons)	27	28	28	33	116	36	33	40	34	143
Non-ethane equity sales (million gallons)	30	18	19	35	102	39	32	29	41	141

NGL equity sales (million gallons)	57	46	47	68	218	75	65	69	75	284
Ethane production (million gallons)	29	29	29	34	121	36	33	40	35	144
Non-ethane production (million gallons)	30	28	28	31	117	31	27	34	29	121

NGL production (million gallons)	59	57	57	65	238	67	60	74	64	265

Petrochemical Services
Geismar ethylene sales volumes (million lbs)	—	—	—	—	—	2	213	404	447	1,066
Geismar ethylene margin ($/lb) (2)	$—	$—	$—	$—	$—	$—	$0.21	$0.16	$0.11	0.15
Canadian propylene sales volumes (million lbs)	32	34	34	43	143	39	38	44	40	161
Canadian alky feedstock sales volumes (million gallons)	7	7	6	7	27	7	6	6	7	26

Overland Pass Pipeline Company LLC (equity investment)—100%
NGL Transportation volumes (Mbbls)	8,612	8,926	9,482	10,118	37,138	10,845	13,860	15,075	15,527	55,307

(1)	Includes operating expenses, general and administrative expenses, and other income or expenses, such as certain noncash impairments and other items.

(2)	Ethylene margin and ethylene margin per pound are calculated using financial results determined in accordance with GAAP, which include realized ethylene sales prices and ethylene COGS. Realized sales and COGS per unit metrics may vary from publicly quoted market indices or spot prices due to various factors, including, but not limited to, basis differentials, transportation costs, contract provisions, and inventory accounting methods.

Williams Partners L.P.

Capital Expenditures and Investments

(UNAUDITED)

	2014					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Capital expenditures:
Access Midstream	$—	$—	$165	$133	$298	$133	$109	$107	$83	$432
Northeast G&P	359	291	288	253	1,191	115	114	95	75	399
Atlantic-Gulf	180	412	319	387	1,298	361	384	383	376	1,504
West	22	27	120	100	269	50	52	47	56	205
NGL & Petchem Services	161	211	136	120	628	75	55	59	63	252
Other	2	2	1	3	8	1	1	1	—	3

Total*	$724	$943	$1,029	$996	$3,692	$735	$715	$692	$653	$2,795

Purchase of businesses:
Access Midstream	$—	$—	$—	$—	$—	$—	$112	$—	$—	$112
NGL & Petchem Services**	25	31	—	(56)	—	—	—	—	—	—

Total	$25	$31	$—	$(56)	$—	$—	$112	$—	$—	$112

Purchase of investments:
Access Midstream	$—	$—	$65	$105	$170	$50	$393	$—	$65	$508
Northeast G&P	163	6	12	7	188	10	5	29	(4)	40
Atlantic-Gulf	51	9	21	25	106	20	—	15	—	35
NGL & Petchem Services	1	1	1	1	4	3	2	1	5	11

Total	$215	$16	$99	$138	$468	$83	$400	$45	$66	$594

Summary:
Access Midstream	$—	$—	$230	$238	$468	$183	$614	$107	$148	$1,052
Northeast G&P	522	297	300	260	1,379	125	119	124	71	439
Atlantic-Gulf	231	421	340	412	1,404	381	384	398	376	1,539
West	22	27	120	100	269	50	52	47	56	205
NGL & Petchem Services	187	243	137	65	632	78	57	60	68	263
Other	2	2	1	3	8	1	1	1	—	3

Total	$964	$990	$1,128	$1,078	$4,160	$818	$1,227	$737	$719	$3,501

Capital expenditures incurred, purchase of businesses, and purchase of investments:
Increases to property, plant, and equipment	$769	$867	$1,017	$918	$3,571	$645	$731	$673	$600	$2,649
Purchase of businesses	25	31	—	(56)	—	—	112	—	—	112
Purchase of investments	215	16	99	138	468	83	400	45	66	594

Total	$1,009	$914	$1,116	$1,000	$4,039	$728	$1,243	$718	$666	$3,355

*Increases to property, plant, and equipment	$769	$867	$1,017	$918	$3,571	$645	$731	$673	$600	$2,649
Changes in related accounts payable and accrued liabilities	(45)	76	12	78	121	90	(16)	19	53	146

Capital expenditures	$724	$943	$1,029	$996	$3,692	$735	$715	$692	$653	$2,795

**	These amounts relate to adjustments from the acquisition of certain Canadian operations from a subsidiary of Williams.